Filed Pursuant to Rule 424(b)(5)
Registration No. 333-185338

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 19, 2012)

Up to $14,400,000

Ordinary Shares

We entered into a Controlled Equity OfferingSM sales agreement, dated February 18, 2015, with Cantor Fitzgerald & Co. relating to our ordinary shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell ordinary shares having an aggregate offering price of up to $14,400,000 from time to time on or after the date hereof, pursuant to this prospectus supplement through Cantor Fitzgerald & Co., acting as agent.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “ROSG.” On February 17, 2015, the last reported sale price of our ordinary shares on The NASDAQ Capital Market was $4.80 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (Securities Act), including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of up to 5.0% of the gross sales price per share sold. In connection with the sale of our ordinary shares on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

As of February 17, 2015, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $55,955,837, based on 11,762,420 ordinary shares outstanding, of which 11,657,466 ordinary shares were held by non-affiliates, and a per share price of $4.80 based on the closing sale price of our ordinary shares on February 17, 2015. We have sold securities with an aggregate market value of approximately $4,218,456, including 972,552 ordinary shares we previously offered and sold at a weighted average price of $4.3155 per share under a prior sales agreement with Cantor Fitzgerald & Co. and the prospectus supplement dated March 31, 2014, pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-6 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 18, 2015

TABLE OF CONTENTS

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-185338) that we filed with the Securities and Exchange Commission (SEC) on December 7, 2012 and that was declared effective on December 19, 2012.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the ordinary shares and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, “we,” “us,” “our,” “the company,” “Rosetta” and “Rosetta Genomics” refer to Rosetta Genomics Ltd. and its subsidiary, unless the context otherwise requires.

We own or have the rights to use various trademarks, trade names or service marks that are used in this prospectus, including miRview®, miRview® mets, miRview® squamous, miRview® meso, miRview® mets2, miRview® lung, miRview® bladder, miRview® kidney, miRview® meso prognosis, Rosetta Cancer Origin TestTM, Rosetta Lung Cancer TestTM, Rosetta Kidney Cancer TestTM, Rosetta Mesothelioma TestTM and Unknown is UnacceptableTM. All other trademarks, trade names or service marks that are used in this prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, and the financial statements and related notes that we incorporate by reference into this prospectus supplement and the accompanying prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests and therapeutics based on a group of genes known as microRNAs. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a CLIA-certified laboratory in Philadelphia, which enables us to commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. We are currently marketing and selling the following four diagnostic tests based on our proprietary microRNA technologies:

•	Rosetta Cancer Origin Test™ (formerly “miRview® mets[2]”) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP). The Rosetta Cancer Origin Test™ has replaced miRview® mets[2] as our primary CUP assay.

•	Rosetta Mesothelioma Test™ (formerly “miRview® meso”) – This test leverages microRNA’s high-specificity as biomarkers to differentiate mesothelioma, a cancer connected to asbestos exposure and other risk factors, from other carcinomas in the lung and pleura, a medically and legally important differential diagnosis.

•	Rosetta Lung Cancer Test™ (formerly “miRview® lung”) - This test is a microRNA-based lung cancer classification test for cytology samples, mainly fine-needle aspirate, or FNA, samples as well as pathology samples, such as small biopsies and resections. This test classifies primary lung cancers into Neuroendocrine vs. non-small cell lung cancer, or NSCLC, and then further classifies NSCLC into squamous vs. non-squamous and Neuroendocrine into small cell lung cancer, or SCLC, vs. carcinoid. The Rosetta Lung Cancer Test™ has replaced miRview® squamous as our primary lung diagnostic assay.

•	Rosetta Kidney Cancer Test™ (formerly “miRview® kidney”) – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

We currently have distribution agreements with respect to some of these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Romania, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

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In general, we are generating demand for our testing services, primarily the Rosetta Cancer Origin Test™, through our direct selling effort in the United States and are successfully fulfilling that demand in our lab in Philadelphia, Pennsylvania. We are working with our Director of Reimbursement and Managed Care to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced that the designated Medicare Administrative Contractor, or MAC, for the Rosetta Cancer Origin TestTM is covering this test for all Medicare beneficiaries, and are receiving approved payments for claims submitted. To strengthen our sales and marketing departments, we hired Mr. Douglas Sites as our Executive Vice President to lead and direct the commercial team as new products are added to Rosetta’s portfolio. Mr. Sites brings extensive experience in marketing to hematology/oncology, pathology and endocrinology, the primary focus of our current product line and the anticipated launch of the thyroid test.

Rosetta has entered into two separate agreements to sell and market products for Admera Health and Precipio Diagnostics, both offering products to oncology physicians that are key call points for the Rosetta sales force. By entering into these agreements, Rosetta could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics and therapeutics pipelines. In our diagnostics pipeline, we are in the development stage for one diagnostic assay and in the discovery stage for four different diagnostic assays.

•	We are in the development stage for a diagnostic assay for the differential diagnosis of thyroid nodules in indeterminate Fine Needle Aspirates (FNAs). We have performed initial studies in thyroid resection samples as well as FNAs in cellblocks and stained smears, which demonstrated that by using microRNA expression levels we can differentiate malignant nodules from benign nodules. We are currently commencing larger studies.
•	We are in the discovery stage for a blood- or urine-based diagnostic test for the minimally-invasive diagnosis of chronic kidney rejection (chronic allograft nephropathy) in patients following kidney transplantation. We are now conducting a proof of concept study looking for miRNA biomarkers differentiating patients with biopsy confirmed allograft nephropathy from patients with no rejection.
•	We are in the discovery stage for a blood-based diagnostic test for early diagnosis and refined risk stratification of patients following Myocardial Infarction (MI). We have performed a proof of concept (POC) study which demonstrated that by using microRNA expression levels in serum we could identify heart failure (HF) patients. We also performed additional studies involving various blood fractions to assess the feasibility to develop a minimally invasive microRNA-based stratification test for HF.
•	We are in the discovery stage for a diagnostic assay for the risk stratification of non-muscle-invasive bladder cancer patients. We have performed two foundational studies that demonstrate the role of miRNAs in risk stratification of bladder cancer patients. We plan to initiate an additional study this year and expect to launch this new assay by the end of 2016.
•	We are in the discovery stage for a diagnostic assay for the pre-surgical risk stratification of endometrial cancer patients. We plan to initiate proof of concept studies in 2015.
•	We are in the early discovery stage for a diagnostic assay for the early diagnosis of Alzheimer’s disease (AD). We have performed preliminary studies comparing serum samples of AD patients to samples of healthy controls and identified several microRNAs differentially expressed in AD serum were expressed in AD brain. Rosetta plans to conduct a proof-of-concept study in additional cohorts in order to profile differentially expressed microRNAs in the cerebrospinal fluid of AD patients compared with normal donors using deep sequencing. We plan to advance studies relating to this project in 2014.

MicroRNAs also represent potential targets for the development of novel drugs. We have three distinct therapeutic projects:

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•	We are in the discovery stage of a project aimed at developing a microRNA-based therapeutic for the treatment of human Cytomegalovirus (CMV) infection. We have recently completed screening a library of microRNA mimetics and microRNA inhibitors and are now studying the effects of several candidates on the viral replication and infectivity.
•	We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Economy of the State of Israel, or the OCS. The aim of this consortium is to develop technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics for therapeutics. In this consortium, we are attempting to develop novel microRNA mimetic molecules with novel chemical modifications, as well as novel delivery systems for microRNAs. The consortium includes five companies and eight academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS. See also “Item 4.B. Business Overview – Rimonim Consortium.
•	We are working in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University) on the Magneton project, which is supported by the OCS. This project aims at developing a nano-carrier delivery system for micoRNA mimetics for the treatment of cancer, the transfer of knowledge discovered in this project is subject to limitations specified in the Israeli R&D law. See also “Item 4.B. Business Overview – Rimonim onsortium.

Our Strategy

Rosetta’s goal is to become a leader in the development and commercialization of microRNA-based diagnostic tests. Our key business strategies to achieve this goal are as follows:

•	Leverage our knowledge and experience. We plan to leverage our extensive microRNA knowledge and experience to potentially develop additional tissue based as well as body fluid-based diagnostic tests.
•	Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our four current commercial tests via corporate relationships and through our own targeted commercial efforts. To date we have entered into distribution agreements with five distributors, pursuant to which these distributors have the right to commercialize these tests in their territories. Furthermore, during 2013 we expanded our sales force from five to 10 territory managers at the end of 2013 and 11 as of the date of this prospectus supplement.
•	Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.
•	Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

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Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000 as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is +972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and 3 Independence Way, Princeton, New Jersey 08540, and its telephone number is (215) 382-9000 and 609-419-4000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

On July 6, 2011, our shareholders approved a 1-for-4 reverse split of our ordinary shares, which we refer to herein as the July 2011 reverse split. The July 2011 reverse split was effective upon shareholder approval. On May 14, 2012, our shareholders approved a 1-for-15 reverse split of our ordinary shares, which we refer to herein as the May 2012 reverse split. The May 2012 reverse split was effective upon shareholder approval. Unless otherwise noted, the information set forth in this prospectus reflects the July 2011 reverse split and the May 2012 reverse split. Information incorporated by reference in this prospectus supplement and the accompanying prospectus from documents filed with the SEC prior to the effective dates of these reverse splits will not reflect the reverse splits.

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THE OFFERING

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $14,400,000.

Ordinary shares to be outstanding
after this offering	Up to 14,762,420 shares, assuming the sale of 3,000,000 ordinary shares in this offering at an offering price of $4.80 per share, which was the last reported sale price of our ordinary shares on The NASDAQ Capital Market on February 17, 2015. The actual number of shares issued will vary depending on the actual sales prices under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. and/or any other method permitted by law, including in privately negotiated transactions. See “Plan of Distribution” on page S-12.

Use of Proceeds	We intend to use the net proceeds of this offering for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. See ‘‘Use of Proceeds’’ on page S-9.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 for a discussion of factors you should consider carefully when making an investment decision.

NASDAQ Capital Market symbol	ROSG

The number of ordinary shares to be outstanding immediately after this offering as shown above is based on 11,762,420 ordinary shares outstanding as of December 31, 2014, but does not include the following:

•	1,104,409 ordinary shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $5.5080 per share;

•	67,000 ordinary shares issuable upon the vesting of outstanding restricted stock units;

•	511,777 ordinary shares available for future grant or issuance pursuant to our stock plans; and

•	335,543 ordinary shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $22.9689 per share.

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RISK FACTORS

Investment in our ordinary shares involves risks. Before deciding whether to invest in our ordinary shares, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information – D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, as filed with the SEC on March 31, 2014, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of ordinary shares in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Rosetta.

You may experience immediate and substantial dilution in the book value per ordinary share you purchase in the offering.

The offering price per share in this offering may exceed the net tangible book value per share of our outstanding ordinary shares prior to this offering. Assuming that an aggregate of 3,000,000 ordinary shares are sold at a price of $4.80 per share, the last reported sale price of our ordinary shares on The NASDAQ Capital Market on February 17, 2015, for aggregate gross proceeds of approximately $14.4 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.40 per share, after giving effect to this offering at the assumed size and offering price. The exercise of outstanding stock options or warrants may result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our shareholders may experience significant dilution as a result of future equity offerings or issuances and exercise of outstanding options and warrants.

In order to raise additional capital or pursue strategic transactions, we may in the future offer, issue or sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other transaction at a price per share or that have an exercise price or conversion price per shares that is equal to or greater than the price for the securities purchased by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell or issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares future transactions may be higher or lower than such price.

Sales of a significant number of ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a substantial number of ordinary shares in the public markets could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.

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We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our ordinary shares must come from increases in the fair market value and trading price of our ordinary shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our ordinary shares must come from increases in the fair market value and trading price of our ordinary shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “goal,” “strategy,” “target,” “likely,” “could,” “seek,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement and accompanying prospectus are set forth in this prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2014:

•	on an actual basis;

•	on a pro forma basis to reflect the sale of 196,640 ordinary shares at a weighted average price of $3.9137 per share between July 1, 2014 and October 13, 2014 pursuant to a prior sales agreement with Cantor Fitzgerald & Co. and the prospectus supplement dated March 31, 2014; and

•	on a pro forma as adjusted basis to further reflect the sale of an aggregate of 3,000,000 ordinary shares at an assumed price of $4.80 per share, the last reported sale price of our ordinary shares on The NASDAQ Capital Market on February 17, 2015, for aggregate gross proceeds of approximately $14.4 million, after deducting commissions and estimated aggregate offering expenses payable by us.

	As of June 30, 2014
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share and per share data)

Debt:
Warrants related to share purchase agreement	$59	$59	$59
Total Debt	$59	$59	$59

Shareholders’ equity:
Ordinary shares of NIS 0.6 par value: 40,000,000 shares authorized; 11,234,720 shares issued; 11,231,462 shares outstanding, actual; 11,431,360 shares issued; 11,428,102 shares outstanding, pro forma; and 14,431,360 shares issued; 14,428,102 shares outstanding, pro forma as adjusted	$1,739	$1,769	$2,232
Additional paid-in capital	$133,720	$134,436	$147,941
Accumulated deficit	$(115,583)	$(115,583)	$(115,583)
Total shareholders’ equity	$19,876	$20,622	$34,590

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with the ordinary shares offered pursuant to this prospectus supplement and the accompanying prospectus. We intend to use any net proceeds from the sale of ordinary shares under this prospectus supplement and the accompanying prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of future indebtedness or other future corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We have not determined the amount of net proceeds, if any, to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

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DILUTION

Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of ordinary shares outstanding. If you invest in our ordinary shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per ordinary share immediately after this offering. Our pro forma net tangible book value as of June 30, 2014, after giving effect to the sale of 196,640 ordinary shares at a weighted average price of $3.9137 per share between July 1, 2014 and the date of this prospectus supplement pursuant to the prior sales agreement with Cantor Fitzgerald & Co. and the prospectus supplement dated March 31, 2014, was approximately $20.6 million, or $1.80 per ordinary share.

After giving effect to the sale of our ordinary shares in the aggregate amount of $14.4 million in this offering at an assumed offering price of $4.80 per share, the last reported sale price of our ordinary shares on The NASDAQ Capital Market on February 17, 2015, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $34.6 million, or approximately $2.40 per ordinary share, as of June 30, 2014. This represents an immediate increase in pro forma net tangible book value of approximately $0.60 per share to existing stockholders and an immediate dilution of approximately $2.40 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$4.80
Pro forma net tangible book value per share as of June 30, 2014	$1.80
Increase in pro forma net tangible book value per share attributable to this offering	$0.60
Pro Forma as adjusted net tangible book value per share after this offering		$2.40
Dilution per share to new investors purchasing shares in this offering		$2.40

The table above assumes for illustrative purposes that an aggregate of 3,000,000 ordinary shares are sold at a price of $4.80 per ordinary share, the last reported sale price of our ordinary shares on The NASDAQ Capital Market on February 17, 2015, for aggregate gross proceeds of $14.4 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $4.80 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $14.4 million are sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $2.45 per share and would decrease the dilution per share to new investors in this offering to $2.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $4.80 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $14.4 million are sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $2.34 per share and would increase the dilution per share to new investors in this offering to $2.46 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The information above is based on 11,231,462 ordinary shares outstanding as of June 30, 2014, and does not include the following as of June 30, 2014:

•	1,104,409 ordinary shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $5.5080 per share;

•	67,000 ordinary shares issuable upon the vesting of outstanding restricted stock units;

•	511,777 ordinary shares available for future grant or issuance pursuant to our stock plans; and

•	335,543 ordinary shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $22.9689 per share.

To the extent that outstanding options or warrants are exercised, there may be further dilution to new investors.

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MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our ordinary shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our ordinary shares. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below.  This information reflects the 1-for-4 July 2011 reverse split and the 1-for 15 May 2012 reverse split.

Year Ended	High	Low
December 31, 2010	$208.79	$54.00
December 31, 2011	$61.80	$1.95
December 31, 2012	$23.43	$1.40
December 31, 2013	$5.98	$2.35
December 31, 2014	$6.69	$2.07

Quarter Ended
March 31, 2013	$5.98	$4.21
June 30, 2013	$4.70	$3.09
September 30, 2013	$3.90	$3.00
December 31, 2013	$3.59	$2.35
March 31, 2014	$6.69	$2.87
June 30, 2014	$5.40	$3.43
September 30, 2014	$4.37	$3.25
December 31, 2014	$3.53	$2.07

Month Ended
August 31, 2014	$3.97	$3.60
September 30, 2014	$4.20	$3.25
October 31, 2014	$3.53	$2.75
November 30, 2014	$3.09	$2.25
December 31, 2014	$2.88	$2.07
January 31, 2015	$3.55	$2.29

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PLAN OF DISTRIBUTION

On February 18, 2015, we entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor, under which we may issue and sell our ordinary shares having an aggregate gross sales price as set forth from time to time on or after the date hereof in one or more prospectus supplements through Cantor, acting as agent. Pursuant to this prospectus supplement, we may issue and sell our ordinary shares having an aggregate gross sales price of up to $14,400,000 from time to time on or after the date hereof through Cantor, acting as agent. The sales agreement will be filed as an exhibit to a report on Form 6-K/A filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Cantor may sell our ordinary shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our ordinary shares or to or through a market maker. Cantor may also sell our ordinary shares by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our ordinary shares. Cantor will be entitled to compensation at a fixed commission rate of up to 5.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $35,000.

Settlement for sales of ordinary shares will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all ordinary shares subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

S-12

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the fees of Cantor and Cantor’s reimbursable expenses, will be approximately $35,000 as follows:

Transfer agent fees and expenses	$3,000
Printer fees and expenses	5,000
Legal fees and expenses	15,000
Accounting fees and expenses	8,000
Miscellaneous	4,000
Total	$35,000

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Raved Magriso Benkel & Co, Tel Aviv, Israel.  Cantor is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 20-F as filed with the SEC on March 31, 2014, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 67067.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2013, filed on March 31, 2014 (File No. 001-33042);

•	Reports on Form 6-K filed on January 13, 2014, March 12, 2014, March 31, 2014, September 8, 2014, September 17, 2014, October 14, 2014, November 12, 2014, January 12, 2015 and February 18, 2015 (File Nos. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering by this prospectus supplement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-13

Each person, including any beneficial owner to whom this prospectus supplement is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Oded Biran Adv.

Chief Legal Officer

Rosetta Genomics Ltd.

3 Independence Way STE 209

Princeton 08540

New Jersey, U.S.A.

Phone: (609) 419-9000

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement and accompanying prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.rosettagenomics.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

S-14

Prospectus

$75,000,000

of

Ordinary Shares

Debt Securities

Warrants

Units

ROSETTA GENOMICS LTD.

We may from time to time offer and sell up to $75,000,000 aggregate dollar amount of ordinary shares, debt securities, warrants and units. We will specify in one or more prospectus supplements the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in a prospectus supplement.

Our ordinary shares are currently listed on The NASDAQ Capital Market under the symbol “ROSG.” On December 19, 2012, the last reported sale price of our ordinary shares was $4.90 per share. As of December 19, 2012, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $48,643,874, based on 9,096,548 shares of outstanding common stock, of which 9,092,313 shares were held by non-affiliates, and a per share price of $5.35 based on the closing sale price of our ordinary shares on October 22, 2012. We have offered securities with an aggregate market value of approximately $10,152,882, consisting of (1) 540,000 ordinary shares we offered and sold in April 2012 at a public offering price of $2.55 per share, (2) 632,057 ordinary shares we offered and sold in May 2012 at a public offering price of $3.50 per share, and (3) 570,755 ordinary shares we offered and sold in May 2012 at a public offering price of $11.50 per share, pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 19, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, warrants or units, or any combination of these securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Rosetta,” “Rosetta Genomics,” “we,” “us” and “our” and similar references refer to Rosetta Genomics Ltd. and our subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

(i)

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests based on a recently discovered group of genes known as microRNAs. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a laboratory in Philadelphia, Pennsylvania that is certified under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, which enables us to develop, validate and commercialize our own diagnostic tests applying our microRNA technology. This laboratory is also accredited by the College of American Pathologists, or CAP.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. In late-2008, we launched our first three diagnostic tests applying our microRNA technology:

1.	miRview® mets — for identification of the origin of the primary tumor of metastases;

2.	miRview® squamous — for differentiating squamous from non squamous non-small cell lung cancer; and

3.	miRview® meso — for differentiating mesothelioma from carcinomas in the lung and pleura.

In December 2010, we launched our fourth product, miRview® mets2, which expands the utility of our original miRview® mets test.

In July 2011, we launched our fifth product, miRview® lung, for differentiating primary lung cancers into four types: squamous lung cancer, non squamous non-small cell lung cancer, carcinoid lung cancer and small cell lung cancer.

In May 2012, we announced the launch of our sixth product, miRview® kidney, to classify the four most common kidney tumors: Clear Cell Renal Cell Carcinoma, or RCC, Papillary RCC, Chromophobe RCC and Oncocytoma.

We currently have distribution agreements with respect to some of these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. In addition, in July 2012 we entered into a co-marketing agreement with Precision Therapeutics, Inc., or Precision Therapeutics, pursuant to which we have granted Precision Therapeutics the co-exclusive right, along with us, to market miRview® mets2 in the United States. This agreement was amended and restated in October 2012, and Precision Therapeutics began its co-marketing efforts in October 2012. All of these agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia, Pennsylvania for analysis.

In general, we are generating increasing demand for our testing services, primarily miRview® mets2, through our direct selling effort in the United States and are successfully fulfilling that demand in our lab in Philadelphia, Pennsylvania, and we are working, with our reimbursement vendor and consultants, to gain more consistent payment from commercial payors as well as to secure reimbursement coverage from Medicare for our tests which have not yet received coverage. In May 2012, we announced that the designated Medicare Administrative Contractor, or MAC, for the miRview® mets2 test had informed us that it plans to cover this test for all Medicare beneficiaries, and in June 2012, we announced that the MAC had established a reimbursement rate for the test.

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In addition, we are in the discovery stage for a body fluid-based diagnostic test for heart failure. We have performed a proof of concept study which demonstrated that by using microRNA expression levels in blood we can identify heart failure patients. We are currently performing additional studies to assess the feasibility to develop a minimally-invasive microRNA-based stratification test for heart failure.

MicroRNAs also represent potential targets for the development of novel drugs. We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor of the State of Israel, or the OCS. The aim of this consortium is to develop technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics for therapeutics. In this consortium we hope to develop novel microRNA mimetic molecules with novel chemical modifications, as well as novel delivery systems for microRNAs. The consortium includes six companies and five academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000 as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is +972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

On May 14, 2012, our shareholders approved a 1-for-15 reverse split of our ordinary shares, which we refer to herein as the May 2012 reverse split. The May 2012 reverse split was effective upon shareholder approval. Unless otherwise noted, the information set forth in this prospectus reflects the May 2012 reverse split. Information incorporated by reference in this prospectus from documents filed with the SEC prior to May 14, 2012 does not reflect the May 2012 reverse split.

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RISK FACTORS

Investing in our ordinary shares is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2011 (File No. 001-33042), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $75,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2012:

•	on an actual basis; and

•	on a pro forma basis to give effect to (1) the issuance of 211,865 ordinary shares upon the conversion of the remaining $300,000 in principal amount of a convertible debenture (the “Debenture”), at a conversion price of $1.416 per share, on July 27, 2012, and (2) the sale and issuance of 6,325,000 ordinary shares in a public offering in August 2012 at a public offering price of $5.00 per share.

	As of June 30, 2012
	Actual	Pro Forma
	(in thousands, except share and per share data)
Debt:	$13	$13
Current maturities of capital lease	-	-
Long-term capital lease	300	-
Debenture	2,064	-
Embedded conversion feature in the convertible debenture	387	387
Warrants related to share purchase agreement	2,764	400
Total debt

Shareholders’ equity:	$398	$1,378
Ordinary shares of NIS 0.6 par value; 20,000,000 authorized, 2,562,940 shares issued and 2,559,683 shares outstanding, actual; and 20,000,000 authorized, 9,099,805 shares issued and 9,096,548 shares outstanding, pro forma	94,948	125,154
Additional paid in capital	-	-
Other comprehensive income	(91,629)	(91,629)
Deficit accumulated during the development stage	3,717	34,903
Total shareholders’ equity	-	-
Non-controlling interest	3,717	34,903
Total equity	$6,481	$35,303

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MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our ordinary shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our ordinary shares. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below. This information reflects a 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split.

Year Ended	High	Low
December 31, 2007	$619.77	$71.25
December 31, 2008	$374.98	$64.80
December 31, 2009	$227.99	$70.79
December 31, 2010	$208.79	$54.00
December 31, 2011	$61.80	$1.95

Quarter Ended
March 31, 2010	$208.79	$95.40
June 30, 2010	$143.99	$93.00
September 30, 2010	$103.55	$55.80
December 31, 2010	$106.19	$54.00
March 31, 2011	$61.80	$30.00
June 30, 2011	$33.00	$12.00
September 30, 2011	$36.45	$13.65
December 31, 2011	$20.55	$1.95
March 31, 2012	$11.25	$2.43
June 30, 2012	$23.43	$1.40
September 30, 2012	$12.87	$3.88

Month Ended
June 30, 2012	$17.35	$9.29
July 31, 2012	$12.87	$7.63
August 31, 2012	$7.83	$3.88
September 30, 2012	$7.73	$5.15
October 31, 2012	$7.34	$4.55
November 30, 2012	$5.39	$3.92

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, warrants to purchase any such securities and units.

In this prospectus, we refer to the ordinary shares, debt securities, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

As of December 6, 2012, our authorized share capital was NIS 12,000,000 divided into 20,000,000, ordinary shares nominal (par) value NIS 0.6 each. As of December 6, 2012, 9,099,805 ordinary shares were issued and 9,096,548 were outstanding. As of December 6, 2012, there were approximately 60 shareholders of record of our ordinary shares. All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable.

Rights Attached to Our Ordinary Shares

Dividend Rights

Our articles of association, or Articles, provide that our board of directors may, subject to the applicable provisions of the Companies Law, from time to time, declare such dividend as may appear to the board of directors to be justified by the profits of the company. Subject to the rights of the holders of shares with preferential or other special rights that may be authorized in the future, holders of ordinary shares are entitled to receive dividends according to their rights and interest in our profits. Dividends, to the extent declared, are distributed according to the proportion of the nominal (par) value paid up on account of the shares held at the date so appointed by the company, without regard to the premium paid in excess of the nominal (par) value, if any. Under the Companies Law, a company may distribute a dividend only if: (1) the distribution does not create a reasonable concern that the company will be unable to meet its existing and anticipated obligations as they become due (hereinafter “the Ability to Pay Criterion”); and (2) the distribution is out of the company’s profits, as defined under the Companies Law (hereinafter: “the Profit Criterion”). If the company does not meet the Profit Criterion, a court may allow it to distribute a dividend, as long as the court is convinced that the distribution meets the Ability to Pay Criterion.

Voting Rights.

Holders of ordinary shares, not in default of any calls or other sums payable in respect of their shares, have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, holders of ordinary shares that represent more than 50% of the voting power at the general meeting of shareholders, in person or by proxy, have the power to elect all the directors whose positions are being filled at that meeting to the exclusion of the remaining shareholders. However, external directors are elected by a majority vote at a shareholders’ meeting, on the condition that either:

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•	the majority includes at least a majority of the shares of shareholders who are not controlling shareholders and who do not have a personal interest in the matter (other than a personal interest which is not the result of an affiliation with a controlling shareholder), who are present and voted on the matter of the election of the external director (disregarding abstentions); or

•	the non-controlling shareholders or shareholders that do not have a personal interest in the matter (other than a personal interest which is not the result of an affiliation with a controlling shareholder), who are present and voted against the election of the external director hold two percent or less of the voting power of the company.

External directors are elected for a term of three years and may be re-elected to two additional terms of three years each (with an exception that applies to companies whose shares are listed for trading on specified exchanges outside of Israel which companies may reappoint an external director to additional three year periods), provided that with respect to the appointment for each such additional three-year term, one of the following has occurred: (a) the reappointment of the external director has been proposed by one or more shareholders holding together one percent or more of the aggregate voting rights in the company and the appointment was approved at the general meeting of the shareholders by a simple majority, and provided that: (i) in calculating the majority, votes of controlling shareholders or shareholders having a personal interest in the appointment (other than a personal interest which is not the result of an affiliation with a controlling shareholder) and abstentions are disregarded, and (ii) the total number of shares of shareholders who do not have a personal interest in the appointment (other than a personal interest which is not the result of an affiliation with a controlling shareholder) and/or who are not controlling shareholders, present and voting in favor of the appointment exceed two percent of the aggregate voting rights in the company; or (b) the reappointment of the external director has been proposed by the board of directors and the appointment was approved by the majority required for the initial appointment of an external director.

Liquidation Rights

In the event of our liquidation, subject to applicable law, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Capital Calls

Under our Articles and the Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Transfer of Shares

Fully paid ordinary shares are issued in registered form and may be transferred pursuant to our Articles, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “ROSG.”

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Warrants

As of December 6, 2012, we had the following warrants outstanding:

•	Warrants issued in the January 2010 Registered Offering. In connection with a registered direct offering in January 2010, which we refer to herein as the January 2010 Registered Offering, we issued to the investors warrants to purchase up to 21,104 ordinary shares at an exercise price of $150.00 per share. These warrants expire on January 19, 2015. In addition, we issued warrants to purchase up to 1,581 ordinary shares at an exercise price of $150.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on November 23, 2014.

•	Warrants issued in the 2010 Private Placement. In connection with a private placement in December 2010, which we refer to herein as the 2010 Private Placement, we issued to the investors Series A warrants to purchase up to 20,841 ordinary shares at an exercise price of $78.00 per share. These Series A warrants expire on December 1, 2015. In addition, we issued warrants to purchase up to 1,045 ordinary shares at an exercise price of $78.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on December 1, 2015. Pursuant to the anti-dilution provisions, the exercise price of these warrants issued in the 2010 Private Placement was adjusted to $60.00 per share.

•	Warrants issued in the February 2011 Private Placement. In connection with a private placement in February 2011, which we refer to herein as the February 2011 Private Placement, we issued to the investors warrants to purchase up to 56,776 ordinary shares at an exercise price of $48.00 per share. These warrants expire on February 23, 2016. In addition, we issued warrants to purchase up to 1,895 ordinary shares at an exercise price of $48.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on February 23, 2016.

•	Warrants issued in the February 2011 Registered Offering. In connection with a registered direct offering in February 2011, which we refer to herein as the February 2011 Registered Offering, we issued to the investors warrants to purchase up to 45,509 ordinary shares at an exercise price of $48.00 per share. These warrants expire on February 23, 2016. In addition, we issued warrants to purchase up to 2,276 ordinary shares at an exercise price of $45.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on November 24, 2014.

•	Warrants issued to consultants. On April 11, 2011, we issued warrants to purchase an aggregate of 1,168 shares to four consultants. The warrants vest over a five year period and have an exercise price of $29.40 per share and expire on April 11, 2021. As of December 6, 2012, warrants to purchase an aggregate of 1,001 of these shares had terminated by their terms. On May 22, 2012, we issued warrants to purchase an aggregate of 750 shares to the consultants. The warrants vest over a five year period and have an exercise price of $7.43 per share and expire on May 22, 2022. As of December 6, 2012, warrants to purchase an aggregate of 550 of these shares had terminated by their terms.

•	Warrants issued in the October 2011 Private Placement. In connection with a private placement in October 2011, which we refer to herein as the October 2011 Private Placement, we issued to the investors Series A Warrants to purchase up to an aggregate of 135,010 ordinary shares at an exercise price of $15.00 per share. The Series A Warrants expire on October 19, 2016. In addition, we issued warrants to purchase up to 3,378 ordinary shares at an exercise price of $15.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 19, 2016. Pursuant to the anti-dilution provisions, the exercise price of these warrants issued in the October 2011 Private Placement was adjusted to $7.50 per share. As of December 6, 2012, Series A warrants to purchase 113,342 shares had been exercised.

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•	Warrants issued in the January 2012 Debenture transaction. In connection with a private placement in January 2012 of the Debenture, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017.

•	Warrants issued in the April 2012 Registered Direct Offering. In connection with a registered direct offering in April 2012, which we refer to herein as the April 2012 Registered Direct Offering, we issued warrants to purchase up to 13,505 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017.

•	Warrants issued in the Initial May 2012 Registered Direct Offering. In connection with a registered direct offering in May 2012, which we refer to herein as the Initial May 2012 Registered Direct Offering, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017.

•	Warrants issued in the Subsequent May 2012 Registered Direct Offering. In connection with a registered direct offering in May 2012, which we refer to herein as the Subsequent May 2012 Registered Direct Offering, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017.

•	Warrants issued in the August 2012 Public Offering. In connection with an underwritten public offering in August 2012, which we refer to herein as the August 2012 Public Offering, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These warrants expire on August 2, 2017.

•	Warrants issued to former placement agent. In connection with a “fee tail” arrangement with a former placement agent, we issued the following warrants on September 12, 2012 to the former placement agent and its affiliates (all of the following warrants expire on November 24, 2014):

•	warrants to purchase up to 6,175 ordinary shares at an exercise price of $2.805 per share to the former placement agent and its affiliates in connection with the April 2012 Registered Direct Offering;

•	warrants to purchase up to 1,325 ordinary shares at an exercise price of $3.85 per share to the former placement agent and its affiliates in connection with the Initial May 2012 Registered Direct Offering;

•	warrants to purchase up to 2,918 ordinary shares at an exercise price of $12.65 per share to the former placement agent and its affiliates in connection with the Subsequent May 2012 Registered Direct Offering; and

•	warrants to purchase up to 16,063 ordinary shares at an exercise price of $5.50 per share to the former placement agent and its affiliates in connection with the August 2012 Public Offering.

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Special Rights

Subject to all other provisions of our Articles, from time to time, by resolution of our shareholders, we may provide for shares with preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to liquidation, dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution provided that any resolution with respect to the issuance of such shares will be made only by the board of directors.

Modification of Rights

Pursuant to our Articles, if at any time our share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by our Articles, may be modified or abrogated by us, by a resolution of the shareholders, subject to the consent in writing of the holders of at least a majority of the issued shares of such class or the adoption of a resolution passed at a separate meeting of the holders of the shares of such class.

Shareholders’ Meetings and Resolutions

Pursuant to our Articles, the quorum required for an ordinary meeting of shareholders consists of at least two shareholders, not in default of any calls or other sums payable in respect of their shares, present in person or by proxy, who hold shares conferring in the aggregate more than 25% of the voting power of the company, unless otherwise required by applicable rules or our Articles. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the chairman of the meeting may designate. At such reconvened meeting, the required quorum consists of any two shareholders, not in default of any calls or other sums payable in respect of their shares, present in person or by proxy.

Under the Companies Law, and the Company's articles of association, notice of any general shareholders meeting will be given at least 21 calendar days ’ prior notice of any general shareholders meeting or 35 days prior to such meeting, to the extent required under regulations promulgated under the Companies Law.

Under the Companies Law and our Articles, all resolutions of our shareholders require a simple majority of the shares present, in person or by proxy or by written ballot, and voting on the matter, subject to certain exceptions provided for in our Articles namely: (a) the amendment of the provisions of our Articles relating to the election of directors, which require the approval of the greater of (i) holders of not less than seventy-five percent (75%) of the voting power represented at a meeting in person or by proxy and voting thereon, or (ii) holders of a majority of the outstanding voting power of all shares of the company voting on such matter at a general meeting; (b) the removal of any director from office, the election of a director in place of a director so removed or the filling of any vacancy, however created, on the board of directors, which require the vote of the holders of at least 75% of the voting power represented at the general meeting; and (c) the consummation of a merger (as defined in the Companies Law) which requires the approval of the holders of at least a majority of the voting power of the company.

Under the Companies Law, each and every shareholder has a duty to act in good faith and in customary manner in exercising his or her rights and fulfilling his or her obligations towards the company in which he or she holds shares and towards other shareholders, and refrain from abusing his or her power in the company, including in voting in the general meeting of shareholders or at class meetings on the following matters:

•	any amendment to the articles of association;

•	an increase of our authorized share capital;

•	a merger; or

•	approval of interested party transactions that require shareholder approval.

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In addition, each and every shareholder has the general duty to refrain from discriminating against other shareholders. In addition, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder or class vote and any shareholder who, pursuant to the company’s articles of association has the power to appoint or prevent the appointment of an office holder in the company is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty of fairness.

Our annual general meetings are held once in every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting) and at such place determined by our board of directors. All general meetings other than annual general meetings are called extraordinary general meetings.

Our board of directors may, in its discretion, convene additional meetings as “extraordinary general meetings.” In addition, the board of directors must convene an extraordinary general meeting upon the demand of two of the directors, one fourth of the directors in office, one or more shareholders having at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company. The chairperson of the board of directors shall preside at each of our general meetings, or if at any meeting the chairperson is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as chairperson, then if there is a co-chairperson, such co-chairperson shall preside at the meeting, or in the absence of both, the shareholders present shall choose someone of their number to be chairperson. The chairperson of the board of directors is not entitled to a vote at a general meeting in his capacity as chairperson.

Limitation on Owning Securities

Our Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel. We are members of the Rimonim Consortium, which is supported by the OCS. According to the Encouragement of Industrial Research and Development Law, 5744-1984, a change of control of our company should be reported to the research committee at the Ministry of Industry, Trade and Labor (the Committee), and a change in the holding of the means of control in our company (means of control include the right to vote at a general meeting of a company or a corresponding body of another corporation or the right to appoint directors of the corporation or its general manager) which results in any person not being a citizen or resident of Israel or corporation incorporated in Israel holding 5% or more of the issued share capital or of the voting power of our company, should be reported to the committee, which (according to its internal proceedings) will notify us of its decision within seven days from the date thereof, and such person should sign an undertaking in the form published by the research committee.

Mergers and Acquisitions and Tender Offers under Israeli Law

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to a merger have the transaction approved by its board of directors and by a simple majority of shares present, in person or by proxy, at a general meeting and voting on the transaction (including the separate vote of each class of shares of the party to the merger which is not the surviving entity) at a shareholders’ meeting called on at least 35 days’ prior notice. In addition, under our Articles, approval of a merger transaction requires that holders of at least a majority of the voting power of the company vote in favor of the merger transaction. In determining whether the required majority under the Companies Law has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding 25% or more of the voting rights or 25% or more of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party to the merger or by such person, or by any person or entity acting on behalf of either of them, including their relatives or entities controlled by any of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the separate approval of each class or exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Notwithstanding the foregoing, a merger that is also an extraordinary transaction with a controlling shareholder or with another person in which a controlling shareholder has a personal interest, requires approval as an extraordinary transaction with a controlling shareholder.

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Under the Companies Law, each merging company must inform its secured creditors of the proposed merger plans. Upon the request of a creditor of either party of the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least 50 days have passed from the time that a proposal for the approval of the merger has been filed with the Israel Registrar of Companies and 30 days have passed from the time that the approval of the merging parties’ shareholders has been received.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company and there is no existing holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company that holds more than 45% of the voting rights in the company.

Under the Companies Law, a person may not acquire shares in a public company if, following the acquisition, the acquirer will hold more than 90% of the company’s shares or more than 90% of any class of shares, other than by means of a tender offer to acquire all of the shares or all of the shares of the particular class.

The Companies Law also provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order that all of the shares that the acquirer offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or do not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer, or (ii) the shareholders who declined or do not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

A shareholder that had its shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition the acquirer would own more than 90% of the company’s issued and outstanding share capital.

The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power. In addition, the provisions regarding tender offers shall also apply to the acquisition of any other securities of the company.

Share History

The following is a summary of the history of our share capital for the last three years.

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Ordinary Share Issuances

Stock Options. Since January 1, 2009, we have issued 4,574 ordinary shares upon the exercise of stock options.

Prometheus Private Placement. On April 27, 2009, we sold 33,334 of our ordinary shares at $240.00 per share pursuant to a stock purchase agreement entered into between us and Prometheus Laboratories Inc. on April 10, 2009.

January 2010 Registered Offering. On January 19, 2010, we closed the January 2010 Registered Offering, pursuant to which we sold an aggregate of 42,167 ordinary shares at a price of $120.00 per share and issued warrants to purchase a total of 21,104 ordinary shares at an exercise price of $150.00 per share to institutional investors. The ordinary shares and warrants were issued pursuant to a prospectus supplement dated as of January 13, 2010, which was filed with the SEC in connection with a takedown from our shelf registration statement on Form F-3 (File No. 333-163063), which became effective on November 24, 2009, and the base prospectus dated as of November 24, 2009 contained in such registration statement. In connection with the offering, we also issued to the placement agent and its affiliates warrants to purchase a total of 1,581 ordinary shares at an exercise price of $150.00 per share.

2010 Private Placement. On December 1, 2010, we closed the 2010 Private Placement, pursuant to which we sold an aggregate of 41,667 of our ordinary shares at a price of $60.00 per share and issued Series A warrants to purchase up to an aggregate of 20,841 ordinary shares with an exercise price of $78.00 per share and Series B warrants to purchase up to an aggregate of 10,417 ordinary shares with an exercise price of $0.60 per share. On February 9, 2011, the Series B warrants were automatically exercised on a cashless basis and we issued an aggregate of 10,307 ordinary shares. In connection with the 2010 Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 1,045 ordinary shares at an exercise price of $78.00 per share. Following the February 2011 Private Placement and the February 2011 Registered Offering, the exercise price of the Series A warrants and the warrants issued to the placement agent and its affiliates in the 2010 Private Placement was adjusted to $60.00 per share pursuant to the terms thereof.

February 2011 Private Placement. On February 23, 2011, we closed the February 2011 Private Placement, pursuant to which we sold an aggregate of 75,695 of our ordinary shares at a price of $36.00 per share and issued warrants to purchase up to an aggregate of 56,776 ordinary shares at an exercise price of $48.00 per share. In connection with the February 2011 Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 1,895 ordinary shares at an exercise price of $48.00 per share.

February 2011 Registered Offering. On February 23, 2011, we closed the February 2011 Registered Offering, pursuant to which we sold an aggregate of 90,978 of our ordinary shares at a price of $36.00 per share and issued warrants to purchase up to an aggregate of 45,509 ordinary shares with an exercise price of $48.00 per share. In connection with the February 2011 Registered Offering, we also issued to the placement agent and its affiliates warrants to purchase a total of 2,276 ordinary shares at an exercise price of $45.00 per share.

October 2011 Private Placement. On October 19, 2011, we closed the October 2011 Private Placement, pursuant to which we sold an aggregate of 135,010 of our ordinary shares at a price of $11.25 per share and issued Series A warrants to purchase up to an aggregate of 135,010 ordinary shares with an exercise price of $15.00 per share and Series B warrants to purchase up to an aggregate of 67,500 ordinary shares with an exercise price an exercise price equal to the greater of $0.15 or NIS 0.6 per share. On November 28, 2011, the Series B warrants were automatically exercised on a cashless basis and we issued an aggregate of 65,748 ordinary shares. As of July 15, 2012, Series A Warrants to purchase 113,342 shares had been exercised. In connection with the October 2011 Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 3,378 ordinary shares at an exercise price of $15.00 per share. In November 2011, the exercise price of the Series A warrants and the warrants issued to the placement agent and its affiliates in the October 2011 Private Placement was adjusted to $7.50 per share pursuant to the terms thereof.

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January 2012 Debenture Transaction. On January 26, 2012, we entered into a Secured Loan Agreement, pursuant to which on January 27, 2012, we sold and issued the $1,750,000 Debenture to accredited investors. Beginning on March 15, 2012, an aggregate of $300,000 in principal amount of the Debenture became convertible, subject to certain limitations, into our ordinary shares at a conversion price of $1.416 per share. On June 21, 2012, we entered into an agreement with the Debenture holders pursuant to which we prepaid an aggregate of $1,450,000 principal amount and $288,000 in interest and the Debenture holders agreed to convert the remaining $300,000 principal amount no later than July 31, 2012. The remaining $300,000 in principal amount was converted into 211,865 ordinary shares on July 27, 2012. In connection with this transaction, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017.

April 2012 Registered Direct Offering. On April 17, 2012, we closed the sale of 540,000 ordinary shares at a price of $2.55 per share in the April 2012 Registered Direct Offering. In connection with the April 2012 Registered Direct Offering, we issued warrants to purchase up to 13,505 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017. In connection with this transaction, we also issued warrants to purchase up to 6,175 ordinary shares at an exercise price of $2.805 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

Initial May 2012 Registered Direct Offering. On May 22, 2012, we closed the sale of 632,057 ordinary shares at a price of $3.50 per share in the Initial May 2012 Registered Direct Offering. In connection with the Initial May 2012 Registered Direct Offering, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017. In connection with this transaction, we also issued warrants to purchase up to 1,325 ordinary shares at an exercise price of $3.85 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

Subsequent May 2012 Registered Direct Offering. On May 31, 2012, we closed the sale of 570,755 ordinary shares at a price of $11.50 per share in the Subsequent May 2012 Registered Direct Offering. In connection with the Subsequent May 2012 Registered Direct Offering, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017. In connection with this transaction, we also issued warrants to purchase up to 2,918 ordinary shares at an exercise price of $12.65 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

August 2012 Public Offering. On August 8, 2012, we closed the sale of 5,500,000 ordinary shares at a price of $5.00 per share in the August 2012 Public Offering. On August 29, 2012, we closed the sale of an additional 825,000 ordinary shares at a price of $5.00 per share in the August 2012 Public Offering, pursuant to the full exercise of the underwriter’s over-allotment option. In connection with the August 2012 Public Offering, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These placement agent warrants expire on August 2, 2017. In connection with this transaction, we also issued warrants to purchase up to 16,063 ordinary shares at an exercise price of $5.50 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

Authorized Share Capital

On December 22, 2009, our shareholders approved an increase to our authorized share capital by NIS 100,000, divided into 10,000,000 ordinary shares, par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011), so that following such increase, the authorized share capital was NIS 275,784 divided into 27,578,371, ordinary shares par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split).

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On October 21, 2010, our shareholders approved an increase to our authorized share capital by NIS 300,000, divided into 30,000,000 ordinary shares, par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split), so that following such increase, the authorized share capital is NIS 575,784 divided into 57,578,371, ordinary shares par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split).

On July 6, 2011, our shareholders approved an increase to our authorized share capital by NIS 216 to NIS 576,000, divided into 57,600,000 ordinary shares with a nominal (par) value of NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split), and the 1-for-4 reverse stock split effected by the consolidation of our authorized share capital into 14,400,000 ordinary shares with a nominal (par) value of NIS 0.04 each, by consolidating every four (4) ordinary shares with a nominal (par) value NIS 0.01 each into one (1) ordinary share with a nominal (par) value of NIS 0.04 each. Following these actions our registered (authorized) share capital was NIS 576,000 divided into 14,400,000 ordinary shares with a nominal (par) value of NIS 0.04 each. On July 6, 2011, our shareholders subsequently approved an increase to our registered (authorized) share capital by NIS 624,000, divided into 15,600,000 ordinary shares, nominal (par) value NIS 0.04 each, so that following such increase, the registered (authorized) share capital was NIS 1,200,000 divided into 30,000,000, ordinary shares nominal (par) value NIS 0.04 each.

On May 14, 2012, our shareholders approved the May 2012 reverse split effected by the consolidation of our authorized share capital into 2,000,000 ordinary shares with a nominal (par) value of NIS 0.6 each, by consolidating every fifteen (15) ordinary shares with a nominal (par) value NIS 0.04 each into one (1) ordinary share with a nominal (par) value of NIS 0.6 each. Following these actions, our registered (authorized) share capital was NIS 1,200,000 divided into 2,000,000 ordinary shares with a nominal (par) value of NIS 0.6 each. On May 14, 2012, our shareholders subsequently approved an increase to our registered (authorized) share capital by NIS 10,800,000, divided into 18,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 12,000,000 divided into 20,000,000, ordinary shares nominal (par) value NIS 0.6 each.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

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•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	If the notes are guaranteed the name of the guarantor and a brief outline of the contract of guarantee;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the terms on which the notes may be convertible into or exchangeable for ordinary shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable and the currency in which the debt is payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

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Subordination of Subordinated Notes

Subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

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•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

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We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, provisions for changes to or adjustments in the exercise price of the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of ordinary shares, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a Form 6-K that we file with the SEC, as applicable, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Raved Magriso Benkel & Co, Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 6-K as filed with the SEC on December 7, 2012, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 67067.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$ 10, 230
FINRA review	11,750
Legal fees and expenses*	25,000
Accounting fees and expenses*	10,000
Miscellaneous*	3,020
Total*	$60,000

__________

*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2011, filed on April 2, 2012 (File No. 001-33042), as amended by Amendment No. 1 on Form 20-F/A to the Annual Report on Form 20-F for the year ended December 31, 2011, filed on May 1, 2012 (File No. 001-33042);

•	Reports on Form 6-K filed on April 16, 2012, April 19, 2012, April 20, 2012, April 23, 2012, April 23, 2012, May 14, 2012, May 15, 2012, May 16, 2012, May 17, 2012, May 17, 2012, May 24, 2012, May 25, 2012, May 25, 2012, May 31, 2012, June 6, 2012, June 13, 2012, June 19, 2012, June 22, 2012, June 25, 2012, June 26, 2012, July 16, 2012, July 24, 2012, July 25, 2012, August 3, 2012, August 23, 2012, August 30, 2012 (SEC Accession No. 0001144204-12-048805), September 28, 2012, October 2, 2012, October 12, 2012, October, 12, 2012, October 16, 2012, and December 7, 2012 (File Nos. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

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All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Oded Biran Adv.

General Counsel

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.rosettagenomics.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

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We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our wholly owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

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If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Up to $14,400,000

Ordinary Shares

Prospectus Supplement

February 18, 2015